UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): April 19, 2013

YOU ON DEMAND HOLDINGS, INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-19644	20-1778374
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

27 Union Square West, Suite 502 New York, New York 10003
(Address of principal executive offices)

(212) 206-1216
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2010, the Board of Directors and shareholders holding a majority of the outstanding voting securities of YOU On Demand Holdings, Inc. (formerly China Broadband, Inc.) (the “Company”) adopted the China Broadband, Inc. 2010 Equity Incentive Plan (the “Plan”) providing for the issuance of incentive stock options, nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares to employees, directors and consultants of the Company and its subsidiaries as the Compensation Committee of the Board of Directors (the “Committee”), acting as Administrator (as defined in the Plan), may determine.

Section 4(b)(vi) of the Plan permits the Administrator to reduce the exercise price of any award granted under the Plan if the fair market value of the award has declined since the date of grant.  In accordance with Section 4(b)(vi) of the Plan, on April 19, 2013, the Committee reduced the exercise price of 534,500 outstanding stock options granted under the Plan to $2.00.  All other terms of these options, including, without limitation, the exercise date, vesting schedule and the number of shares to which each option pertains, remain unchanged.  The exercise prices of stock options held by the Company’s Chairman and CEO, Shane McMahon, or the Company’s CEO-China, Weicheng Liu, were not reduced by the Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 19, 2013	YOU ON DEMAND HOLDINGS, INC.

	By:	/s/ Marc Urbach
Marc Urbach
President and Chief Financial Officer